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                                                                      EXHIBIT 21


                        Subsidiaries of the Registrant
                        ------------------------------
                             (Direct and Indirect)

       Name of Subsidiary                          Jurisdiction of Incorporation
       ------------------                          -----------------------------
U.S. Foodservice, Inc.                                      Delaware

   JP Foodservice Distributors, Inc.                        Delaware
     JPFD Funding Company                                   Delaware
     Illinois Fruit & Produce Corp.                         Illinois
     Westlund Provisions, Inc.                              Minnesota
     Squeri Cash & Carry, Inc.                              Ohio
     Squeri Food Service, Inc.                              Ohio
     E&H Distributing Co.                                   Nevada
        Nevada Baking Company, Inc.                         Nevada
        Harrison's Prime Meats & Provisions, Inc.           Nevada
        Outwest Meat Company                                Nevada
     U.S. FoodService of Buffalo, Inc.                      New York
     John Sexton & Co.                                      Delaware
        U.S. Foodservice of Illinois, Inc.                  Delaware
        J.H. Haar & Sons L.L.C.                             New Jersey
        Duke Associates (Partnership) (1)
     Sofco, Inc.                                            New York
        SQP, Inc.                                           New York
        S. & O. Property Corporation                        New York
        Sofco-Mead Internal Management Corp.                New York
     Trans-Porte, Inc.                                      Delaware
   RS Funding, Inc.                                         Nevada
   Targeted Specialty Services, Inc.                        Delaware
   BRB Holdings, Inc.                                       Delaware
     White Swan, Inc.                                       Delaware
        U.S. Systems Distribution, Inc.                     Texas
     Biggers Brothers, Inc.                                 Delaware
        King's Foodservice, Inc.                            Kentucky
        U.S. Foodservice of Atlanta, Inc.                   Delaware
     Roanoke Restaurant Service, Inc.                       Virginia
     F.H. Bevevino & Company, Inc.                          Pennsylvania
   Joseph Webb Foods, Inc.                                  Delaware

____________________
(1) 97% owned by John Sexton & Co.; 3% owned by U.S. Foodservice, Inc.